Exhibit 10.43
                                 -------------



                             LEASE AGREEMENT BETWEEN



                             EsNET PROPERTIES L.C.,
                      A Utah limited liability Company, as

                                    Landlord


                                       and




                             CAPTUREQUEST, INC., as

                                     Tenant




                                DATED May 8. 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                        Page
                                                                        ----

TABLE OF CONTENTS                                                       2

LEASE AGREEMENT                                                         6

ARTICLE 1: DEFINITIONS                                                  6

ARTICLE 2:  PREMISES                                                    6

ARTICLE 3:  TERM                                                        6

ARTICLE 4:  USE                                                         6

ARTICLE 5:  RENT                                                        7
        5.2  Additional Rent                                            7
        5.3  Parking Charge                                             8
        5.4  Payment of Rent                                            8
        5.5  Delinquent Payments and Handling Charge                    8
        5.6  Security Deposit                                           8

ARTICLE 6:  CONSTRUCTION OF IMPROVEMENTS                                9
        6.1  General                                                    9
        6.2  Access by Tenant Prior to Landlord's Work Completion Date  9
        6.3  Commencement Date; Adjustment to Commencement Date         9

ARTICLE 7:  SERVICE TO BE FURNISHED BY LANDLORD                         10
        7.1  General                                                    10
        7.2  After Hours Heating and Air Conditioning                   11
        7.3  Keys                                                       11
        7.4  Tenant Identity                                            12
        7.5  Charges                                                    12
        7.6  Operating Hours                                            12

ARTICLE 8:  REPAIR AND MAINTENANCE                                      12
        8.1  By Landlord                                                12
        8.2  By Tenant                                                  13

ARTICLE 9:  TAXES ON TENANT'S PROPERTY                                  13

ARTICLE 10:  TRANSFER BY TENANT                                         13
        10.1  General                                                   13
        10.2  Conditions                                                14
        10.3  Liens                                                     14

ARTICLE 11:  ALTERATIONS                                                15

ARTICLE 12:  PROHIBITED USES                                            15

ARTICLE 13:  ACCESS BY LANDLORD                                         16

ARTICLE 14:  CONDEMNATION                                               16

ARTICLE 15:  CASUALTY                                                   17
        15.1  General                                                   17
        15.2  Acts of Tenant                                            17

ARTICLE 16:  SUBORDINATION AND ATTORNMENT                               18
        16.1  General                                                   18
        16.2  Attornment                                                18

ARTICLE 17:  INSURANCE                                                  19
        17.1  General                                                   19
        17.2  Waiver of Subrogation                                     20

ARTICLE 18:  TENANT'S INDEMNITY                                         20

ARTICLE 19:  THIRD PARTIES; ACTS OF FORCE MAJEURE                       21

ARTICLE 20:  SECURITY INTEREST                                          21

ARTICLE 21:  CONTROL OF COMMON AREAS                                    21

ARTICLE 22:  RIGHT TO RELOCATE                                          21

ARTICLE 23:  QUIET ENJOYMENT                                            22

ARTICLE 24:  DEFAULT BY TENANT                                          22
        24.1  Events of Default                                         22
        24.2  Remedies of Landlord                                      22
        24.3  Payment by Tenant                                         24
        24.4  Reletting                                                 24
        24.5  Landlord's Right to Pay or Perform                        24
        24.6  No Waiver; No Implied Surrender                           24

ARTICLE 25:  DEFAULT BY LANDLORD                                        25

ARTICLE 26:  RIGHT OF RE-ENTRY                                          25

ARTICLE 27:  GENERAL PROVISIONS                                         26
        27.1  Independent Obligations; No Offset                        26
        27.2  Time of Essence                                           26
        27.3  Applicable Law                                            26
        27.4  Assignment by Landlord                                    26
        27.5  Estoppel Certificates; Financial Statements               26
        27.6  Signs, Building Name and Building Address                 27
        27.7  Notices                                                   27
        27.8  Entire Agreement, Amendment and Binding Effect            27
        27.9  Severability                                              27
        27.10  Number and Gender, Captions and References               28
        27.11  Attorney's Fees                                          28
        27.12  Brokers                                                  28
        27.13  Interest on Tenant's Obligations                         28
        27.14  Authority                                                29
        27.15  Recording                                                29
        27.16  Exhibits                                                 29
        27.17  Multiple Counterparts                                    29
        27.18  Miscellaneous                                            29

(SIGNATURES)                                                            30

EXHIBIT A:  GLOSSARY OF DEFINED TERMS                                   31
        1.  Addendum                                                    31
        2.  Affiliate                                                   31
        3.  Building                                                    31
        4.  Building Operating Hours                                    31
        5.  Building Rules and Regulations                              31
        6.  Building Standard                                           31
        7.  Commencement Date                                           31
        8.  Common Area                                                 31
        9.  Complex                                                     31
        10.  Fiscal Year                                                32
        11.  Force Majeure                                              32
        12.  Holidays                                                   32
        13.  HVAC                                                       32
        14.  Impositions                                                32
        15.  Land                                                       32
        16.  Landlord's Mortgagee                                       32
        17.  Landlord's Work                                            33
        18.  Landlord's Work Completion Date                            33
        19.  Legal Requirements                                         33
        20.  Net Rentable Area                                          33
        21.  Net Usable Area                                            33
        22.  Operating Expenses                                         33

        23.  Parking Facility                                           35
        24.  Permitted Use                                              35
        25.  Premises                                                   35
        26.  Rent                                                       35
        27.  Security Deposit                                           35
        28.  Taking or Taken                                            35
        29.  Tenant's Share                                             35
        30.  Transfer                                                   35
        31.  Work Letter                                                36

EXHIBIT B:  PREMISES                                                    37

EXHIBIT C:  RULES AND REGULATIONS                                       38

EXHIBIT D:  DESCRIPTION OF LAND                                         42

EXHIBIT E:  WORK LETTER AGREEMENT                                       43

(SIGNATURES)                                                            46

SCHEDULE E-1                                                            47

        I.    Floors                                                    47
        II.   Base                                                      47
        III.  Partitions                                                47
        IV.   Ceilings                                                  48
        V.    Doors, Frames Interior Windows                            48
        VI.   Painting                                                  48
        VII.  Graphics                                                  49
        VIII. Hardware                                                  49
        IX.   HVAC Outline Specifications                               49
        X.    Electrical Outline Specifications                         50
        XI.   Fire Sprinkling                                           50
        XII.  Construction Allowance                                    51

EXHIBIT F:  RENEWAL OPTION                                              52

                                LEASE AGREEMENT


         This LEASE AGREEMENT (this "Lease") is entered as of the 8th day of May, 2001, by, between and among EsNet PROPERTIES, L.C., a Utah limited liability company, as Landlord, and CAPTUREQUEST, INC., a Utah corporation, as Tenant.

                             ARTICLE 1: DEFINITIONS

         The definitions of certain of the capitalized terms used in this Lease are set forth in the Glossary of Defined Terms attached as Exhibit A and by this reference made a part hereof.

                               ARTICLE 2: PREMISES

         Subject to the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately Three Thousand Five Hundred Seventy-Eight (3,578) square feet of Net Rentable Area in the Building, which space is outlined on the floor plan attached hereto as Exhibit B and by this reference made a part hereof (the "Premises"). In connection with such demise, Landlord hereby grants to Tenant the non-exclusive right to use during the Term all Common Areas designated for the use of all tenants in the Building, in common with all tenants in the Building and their invitees, for the purposes for which the Common Areas are designed and in accordance with the requirements of this Lease and all Legal Requirements. By occupying the Premises, Tenant Accepts the Premises as being suitable for Tenant's intended use of the Premises.

                                ARTICLE 3: TERM

         The Term of this Lease shall commence on the Commencement Date (which is scheduled to be September 1, 2001) and shall expire at 5:00 p.m., on the date
which is Thirty-Six (36) months after the Commencement Date unless earlier terminated as provided herein (the "Term").

                                 ARTICLE 4: USE

         Tenant shall occupy and use the Premises solely for lawfu1, general business office purposes in strict compliance with the Building Rules and Regulations from time to time in effect and all other Legal Requirements. Tenant shall not use or occupy the Premises for any other use or purpose without the prior written consent of Landlord, which consent can be withheld by Landlord in Landlord's sole discretion. Tenant's occupancy of the Premises shall comply with all local codes and ordinances.



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                                ARTICLE 5: RENT

         5.1 Base Rent

         In consideration of LandLord's leasing the Premises to Tenant, Tenant shall pay to Landlord, as "Base Rent" for the Premises, the following amounts:

                                MONTHLY                 ANNUAL
        TERM                    AMOUNT                  AMOUNT
        ----                    -------                 ------

        Year 1                  $4,472.50               $53,670.00
        Year 2                  $4,606.68               $55,280.16
        Year 3                  $4,744.88               $56,938.56

         5.2 Additional Rent. For purposes of this Lease, Tenant's "Additional Rent" for any Fiscal Year (or portion thereof) shall mean the product of (a) Net Rentable Area of the Premises multiplied by (b) the Opening Expenses, divided by the Net Rentable Area of the Building, all as applicable for the period in question. By the Commencement Date, Landlord shall estimate the Additional Rent to be due by Tenant for the balance of the Fiscal Year in which the Commencement Date occurs. Thereafter, unless Landlord delivers to Tenant a revision of the estimated Additional Rent, Tenant shall pay to Landlord, coincident with Tenant's payment of Base Rent, an amount equal to the estimated Additional Rent for the remainder of such year divided by the number of months remaining in such year. From time to time during any Fiscal Year, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant for that Fiscal Year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Addition Rent payable by Tenant will be appropriately adjusted in accordance with the estimation so that, by the end of the Fiscal Year, Tenant shall have paid all of the Additional Rent as estimated by Landlord. After the conclusion of each Fiscal Year during the Term, and after the termination or expiration of the Term, Landlord shall deliver to Tenet a statement of actual
Additional Rent due by Tenant for the Fiscal year (or, with respect to termination or expiration, the portion of the Fiscal Year) just ended: Within thirty (30) days thereafter, Tenant shall pay to Landlord or Landlord shall credit against the next installment of Additional Rent due by Tenant (or Landlord shall refund to Tenant, if the Term has expired and all payments due by Tenant to Landlord have been paid in full) the difference between the actual Additional Rent due for such year and the estimated Additional Rent paid by Tenant during such year.

         5.3 Parking Charge. Tenant shall at all times during the Term lease from Landlord two (2) assigned automobile parking spaces in the Parking Facility, at a cost of Forty Dollars ($40.00) per month per space.

         5.4 Payment of Rent. Except as otherwise expressly provided in this Lease, all Rent shall be due in advance monthly installments on the first day of each calendar month during the Term. Rent shall be paid to Landlord at its


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address  recited  in  Section  27.7,  or to such  other  person or at such other address as Landlord may from time to time designate in writing. Rent shall be paid without notice, demand, abatement, deduction or offset in legal tender of the United States of America. If the Term commences or ends on other than the first or the last day of a calendar month, the Rent for the partial month shall be prorated on the basis of the number of days during such month for which the Term was in effect. If fee Term commences or ends on other than the first or the last day of a fiscal Year, the Additional Rent for the partial Fiscal Year shall be prorated on the basis of the number of days during the fiscal Year for which the Term was in effect.

         Notwithstanding anything to the contrary in this lease, in the event that Tenant fails to pay any payment of Base Rent when due, Tenant shall, immediately upon demand from Landlord, issue and deliver to Landlord stocking Tenant in lieu of Base Rent, with Tenant agreeing to deliver three (3) shares of stock in Tenant for each dollar ($1.2O) of Base Rent then due. The immediately preceding sentence shall not apply to Additional Rent, which shall only be payable in cash.

         5.5 Delinquent Payments and Handling Charge. All Rent and over payments required of Tenant hereunder shall bear interest from the date due until the date paid at the rate of interest specified in Section 27.13. In addition to interest, if any such Rent or other payment is not received when due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of the amount of such rent or other payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5.5 or elsewhere in this Lease to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.

         5.6 Security Deposit. On the date of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the faithful performance by Tenant under this Lease. The Security Deposit shall be returned (without interest) to Tenant (or, at Landlord's option, to the last permitted assignee of Tenant's interest under this Lease) after the expiration of the Term, or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Article 26 if, at such time, Tenant is not in default under this Lease. If Landlord's interest in this Lease is conveyed, transferred or assigned Landlord shall transfer or credit the Security Deposit to Landlord's successor in interest, and Landlord shall be released from any liability for the return of the Security Deposit. Landlord may intermingle the Security Deposit with Landlord's own funds, and shall not be deemed to be a trustee of the Security Deposit. If Tenant fails to timely pay or perform any obligation under this Lease, Landlord may, prior to, concurrently with or subsequent to exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage which Landlord may incur by reason of Tenant's failure, including any damage or deficiency in the reletting of the Premises, If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount. Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of this Lease until Tenant has paid the full Tenant's Operating Expenses for the Fiscal Year in which such expiration or sooner termination occurs and all other amounts payable under this Lease. The Security Deposit is not a limitation on Landlord's damages or other rights under this Lease, a payment of liquidated damages or prepaid Rent, end shall not be applied by Tenant to the Rent for the last (or any) month of the Term, or to any other amount due under this Lease. If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such termination shall immediately inure to the benefit of Landlord as partial compensation for the costs and expenses incurred by Landlord in connection with this Lease.

                     ARTICLE 6: CONSTRUCTION OF IMPROVEMENTS

         6.1 General. Subject to events of Force Majeure, Landlord shall install, furnish, perform and apply, at its expense, the Landlord's Work as specified in the Work Letter. Performance of the Landlord's Work shall constitute Landlord's sole construction obligation to Tenant under this Lease.


         6.2 Access by Tenant Prior to Landlord's Work Completion Date. Provided that Tenant obtains and delivers to Landlord the certificates of policies of insurance called for in Section 17.1, Landlord, in its sole discretion, may permit Tenant and its employees, agents, contractors and suppliers to enter the Premises before the Landlord's Work Completion Date (and such entry alone shall not constitute Tenants taking possession of the Premises for the purpose of
Section 6.3), to prepare the Premises for Tenant's occupancy. Tenant and each other person or firm who or which enters the Premises before the Landlord's Work Completion Date shall conduct itself so as to not interfere with Landlord or other occupants of the Building. Landlord may withdraw any permission granted under this Section 6.2 upon twenty-four (24) hours' notice to Tentant if Landlord, in its sole discretion, determines that any such interference has been or may be caused. Any prior entry shall be under all the terms of this Lease (other than the obligation to pay Base Rent and Additional Rent) and at Tenant's sole risk. Landlord shall not be liable in any way for personal injury, death or property damage (including damage to any personal property which Tenant may bring into, or any work which Tenant may perform in, the Premises) which may occur in or about the Complex by Tenant or such other person or firm as a resu1t of any prior entry.


         6.3 Commencement Date; Adjustments to Commencement Date. For purposes of this Lease, the "Commencement Date" shall moan the earliest of (a) the date on which Landlord substantially completes the Landlord's Work and tenders possession of the Premises to Tenant, (b) the date on which Landlord would have substantially completed the Landlord's Work and tendered possession of the Premises to Tenant but for (i) the delay or failure of Tent to furnish information or other matters required in the Work Letter, (ii) Tenant's request for changes in the plans or non-Building Standard items, or (3) any other action or inaction of Tenant, or any person or firm employed or retained by Tent, or
(c) the date on which Tenant takes possession of the Premises. If by the scheduled Commencement Date specified in Article 3, the Landlord's Work has not been substantially completed, and such failure to substantially complete renders the Premises unsuitable for the commencement of Tenant's business on the Premises as reasonably determined by Landlord, then the Commencement Date (and the commencement of payment of Base Rent and Additional Rent) shal1 be postponed until the Landlord's Work is substantially completed as reasonably determined by Landlord or until possession of the Premises is tendered to Tenant, as the case may be. Such postponement shall extend the scheduled expiration of the Term for a number of days equa1 to the postponement. The postponement of the payment of Base Rent and Additional Rent under this Section 6.3 shall be Tenant's exclusive remedy for Landlord's delay in completing the Landlord's Work or tendering possession of the Premises to Tenant.

                 ARTICLE 7: SERVICE TO BE FURNISHED BY LANDLORD

         7.1 General. Subject to applicable Legal Requirements, the provisions of this Lease, and Tenant's performance of its obligations hereunder, landlord shall use all reasonable efforts to furnish the following services:

              (a) Air conditioning and heating to the Premises during Building Operating Hours, at such temperatures and in such amounts as are considered by Landlord to be suitable and standard (thus excluding air conditioning or heating, for electronic data processing or other specialized equipment). Air conditioning and heating of any areas which require special treatment because of excessive heat from machines; lights, or other sources, shall, upon Landlord's written consent, be installed and paid for by Tenant and the additional electrical consumption paid for by the Tenant at the then current utility rate.

              (b) Hot and cold water at those points of supply common to all floors for lavatory and drinking purposes only.

              (c) Janitorial services shall be provided by Landlord for all common areas in the Building in the manner consistent with other first class buildings.

              (d)  Elevator   service  during  Building   Operating   Hours,  if
         necessary, to provide access to and egress from the Premises.

              (e) Electricity (for normal business usage) for wall plugs and for lighting during Building Operating Hours, Tenants use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. To insure that such capacity is not exceeded and to avert possible adverse effect upon the Buildings electric service, Tenant shall not, Without Landlord's prior written consent in each instance, connect any additiom1 fixtures, equipment, or appliances (other than lamps, typewriters and similar small office machines or personal computers which singly consume not more than 0.5 kilowatts per hour at rated capacity and use a voltage of 120 volts single phase) to the Bui1ding's electric distribution system or make any alteration or addition to the electric system of the Premises existing on the

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

         Commencement Date. Should Landlord grant such consent, and should such additional capacity exceed 4.5 watts per square foot of Net Rentable Area of the Premises, all additional risers or other equipment required therefore, shall be provided by Landlord and the cost thereof shall be paid by Tenet upon Landlord's demand. As a condition to granting such consent Landlord may require Tentant to agree to an increase in the Base Rent by an amount which will reflect the value to Tenant of the additional service to be finished by Landlord; that is, the potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment.

              (f) Replacement of fluorescent lamps in Building Standard light fixtures installed by Landlord and of incandescent bulbs or fluorescent lamps all public restrooms, stairwells and other Common Areas n the building.

         If any of the services described above or elsewhere in this Lease are interrupted, Landlord shall use reasonable diligence to promptly restore the same. However, neither the interruption nor cessation of such services, nor the failure of Landlord to restore same, shall render Landlord liable for damages to person or property, or be construed as an eviction of Tenant, or work an abatement of Rent or relieve Tenant from fulfilling any of its other obligations hereunder. If not previously installed, Landlord may cause an electric and/or water meter(s) to be installed in the Premises in order to measure the amount of electricity and/or water consumed for any such use.

         7.2 After Hours Heating Air Conditioning. Heating and air conditioning shall be provided to the Premises during times other than Building Operating hours by Tenant activating the after-hours switch in Premises provided, however, that Tenant shall pay Landlord an hourly fee determined by and from time to time adjusted by Landlord for providing such additional services.

         7.3 Keys. Landlord shall furnish Tenant at Landlord's expense, with two keys, and at Tenants expense with such additional keys as Tenant may request, to unlock each corridor door entering the Premises. Tenant shall not install, or permit to be installed, any additional lock on any door into or in the Premises or make or permit to be made, any duplicates of key, to the Premises. Landlord shall be entitled at all times to possession of a duplicate of all keys to all doors to or inside of the Premises. All keys referred to in this Section 7.3 shall remain the property of the Landlord. Upon the expiration or termination of the Term, Tenant shall surrender all such keys to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets, and vaults which will remain in the Premises. Landlord shall be entitled to install, operate and maintain security systems in or about the Premises and the Complex which monitor, by closed circuit television or otherwise, all persons leaving or entering the Complex, the Building and the Premises.

         7.4 Tenant Identity. Landlord shall provide and install, in Building Standard graphics, letters or numerals identifying Tenant's name and suite number on entrance doors to the Premises. Without Landlord's prior written consent, no other signs, numerals, letters, graphics, symbols, or marks identifying Tenant shall be placed on the exterior, or in the interior if they

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are visable from the exterior,  of the Premises.  Landlord shall install one (1)
directory strip, listing the name and suite number of Tenant on the Building directory board to be placed in the main lobby of the Building. Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from the outside of the Premises, or elsewhere on the Complex, any sign decoration, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord's written approval. Landlord may, at Tenant's cost, and without notice or liability to Tenants enter the Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations. All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with all Legal Requirements. At Tenant's sole cost Tenant shall maintain all permitted signs and shall, on the expiration, of the Term or sooner termination of this Lease remove all such permitted signs and repair any damage caused by such removal.

         7.5 Charges. Tenant shall pay to Landlord monthly as billed, as Additional Rent such charges as may be separately metered or as Landlord may compute for (a) any utility services utilized by Tenant for computers, data processing equipment or other electrical equipment in excess of that agreed to be furnished by Landlord pursuant to Section 7.1(e), (b) lighting installed in the Premises in excess of Building Standard lighting, (c) air conditioning, heating and other services in excess of that stated in Section 7.1(a) or provided at times other than Building Operating Hours, and (d) janitorial services required with respect to non-Building Standard Items within the Premises. Landlord may elect to estimate the charges to be paid by Tenant under this Section 7.5 and bill such charges to Tenant monthly in advance, in which event Tenant shall promptly pay the estimated charges. When the actual charges are determined by Landlord, and appropriate cash adjustment shall be made between Landlord and Tenant to account for any underpayment or overpayment by Tenant.

         7.6 Operating Hours. Subject to Building Rules and Regulations and such security standards as Land1ord may from time to time adopt, the Building shall be open to the public during the Building Operating Hours and the Premises shall be open to Tenant during hours other than Building Operating Hours.

                        ARTICLE 8~ REPAIR AND MAINTENANCE

         8.1 By Landlord. Landlord shall maintain the Building, excepting the premises and portions of the Building leased by persons not affiliated with Landlord, in a good and operable condition, and shall make such repairs and replacements as may be required to maintain the Building in such condition. This
Section 8.1 shall not apply to damage resulting from a Taking (as to which Article 14 shall apply), or damage resulting from a casualty (as to which
Section 15.1 shall apply), or to damage for which Tenant is otherwise responsible under this Lease.

         8.2 By Tenant. Tenant, at Tenant's sole cost, shall maintain the Premises and every part of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, doors, and locks, furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair, and in a clean, safe, operable, attractive and sanitary condition. Tenant will not commit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlords direction and supervision, any damage to the Complex caused by Tenant or Tenants agents, contractors or invitees. If Tenant fails to make such repairs or replacements, Landlord may make the same at Tenant's Cost. Such cost shall be payable to Landlord by Tenant on demand as Additional Rent. All contractors, workmen, artisans and other persons which or whom Tenant proposes to retain to perform work in the Premises (or the Complex, pursuant to the third sentence of this Section) pursuant to this Section 8.2 or Article 11 shall be approved by Landlord prior to the commencement of any such work.

                      ARTICLE 9: TAXES ON TENANTS PROPERTY

         Tenant shall be liable for and shall pay, before they become deliquent, all taxes and assessments levied against any personal property placed by Tenant in the Premises (even if same becomes a fixture by operation of law or the property of Landlord by operation of this Lease), including any additional Impositions which may be assessed, levied, charged or imposed against Landlord or the Building by reason of non-Building Standard items in the Premises. Tenant may withhold payments of any taxes and assessments described in this Article 9 so long as Tenant contests its obligation to pay in accordance with applicable law and non-payment thereof does not pose a threat of loss or seizure of the Building or any interest of Landlord therein.

                         ARTICLE 10: TRANSFER BY TENANT

         10.1 General. Without the prior written consent of Landlord, Tenant shall not effect or suffer any Transfer. Any attempted Transfer without such consent shall be void. If Tenant desires to effect a Transfer, it shall deliver to Landlord written notice thereof in advance of the date on which Tenant proposes to make the Transfer, together with all the terms of the proposed Transfer and the identity of the proposed Transferee. Landlord shall have thirty (30) days following receipt of the notice and information within which to notify Tenant in writing wether Landlord elects (a) to refuse to consent to the Transfer and to terminate this Lease as to the space proposed to be subject to Transfer as of thee date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, (b) to refuse to consent to the Transfer and to continue this Lease in full force as to the entire Premises, or (c) to permit Tenant to effect the proposed Transfer. If Landlord fails to notify Tenant of its election within said thirty (30) day period, Landlord shall be deemed to have elected the option specified in Section 1O.1 (b). The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer. If a Transfer occurs without the prior written consent of Landlord as provided herein, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provision hereof or a release of Tenant from the further performance of its obligations hereunder. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Leases whether such obligation arises prior to or after such consent.


         10.2 Conditions. The following conditions shall automatically apply to each Transfer, without the necessity of same being stated or referred to in Landlord's written consent;

              (a) Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (1) the transferee adopts this Lease and agrees to perform, jointly and severally with Tenant all of the obligations of Tenant hereunder, as to the space transferred to it, (2) the Transferee grants Landlord an express first and prior security interest all its personal property brought into the transferred space to secure its obligations to Landlord hereunder, (3) Tenant subordinates to Landlord's statutory lien and security interest any liens, security interests or other rights which Tenant may claim with respect to any such property of the Transferee, (4) Tenant agrees with Landlord that, if any rent or other consideration payable by the Transferee to Tenant exceeds the Rent for the transferred space, then Tenant shall pay Landlord as Additional Rent hereunder all such excess rent and other consideration immediately upon Tenant's receipt thereof, (5) Tenant and the Transferee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space,
         (6) The Transferee agrees to use and occupy the transferred space solely for the purpose specified in Article 4 and otherwise in strict accordance with this Lease, and (7) Tenant acknowledges that, notwithstanding the Transfer, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or both, without prior demand upon or proceeding in any way against any other persons; and

              (b) Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord).

              (c) If Tenant requests Landlord to consent to a proposed Transfer, Tenant shall pay to Landlord, whether or not consent is given, Landlord's reasonable attorney's fees incurred in connection with such request.

         10.3 Liens. Without in any way limiting the generality of the foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Complex or any portion thereof, any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, statutory, contractual or otherwise) and, if any of the aforesaid does arise or is asserted, Tenant will, promptly upon demand by Landlord and at Tenant's expense, cause the same to be released.

                             ARTICLE 11: ALTERATIONS

         Tenant shall not make (or permit to be made) any change, addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment) unless such change, addition or improvement (a) equals or exceeds the Building Standard and utilizes only new and first-grade materials, (b) is in conformity with all legal requirements, and is made after obtaining any required permit and licenses, (c) is made void prior written consent of Landlord, (d) is made pursuant to plans and specification approved in writing in advance by Landlord and prepared by an architect approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such indemnification, insurance, and/or bonds requested by Landlord, including, without limitation, a performance and completion bond in such form and amount as may be satisfactory to Landlord to protect against claims and lien for labor performed and materials furnished, and to insure the completion of any change, addition or improvement, (f) is carried out by persons approved in writing by Landlord who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (g) is done only at such time and in such manner as Landlord may reasonably specify. All such alterations, improvements and additions (including all articles attached to the floor, wall or ceiling of the Premises) shall become the property of Landlord and shall at Landlords election, be (1) surrendered with the Premises as part thereof at the termination or expiration of the Term, without any payment, reimbursement or compensation therefor, or (2) removed by Tenant, at Tenant's expense with all damage caused by such removal repaired by Tenant. Tenant may remove Tenant's trade fixtures, office supplies, movable office furniture and equipment not attached to the Building, provided such removal is made prior to the expiration of the term, no uncured Event of Default has occurred and Tenant promptly repairs all damage caused by such removal, Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claim, damages, losses, liabilities and expenses, including attorneys' fees, which may arise out of, or be connected in way with, any such change, addition or improvement. Within ten
(10) days following the imposition of any lien resulting from any such change, addition or improvement, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.


                            ARTICLE 12: PROHIBITED USES

         Tenant will not (a) use, occupy or permit the use or occupancy of the Premises for any purpose or in any manner which is or may be, directly or indirectly, violative of any Legal Requirement, or dangerous to life or property, or a public or private nuisance, or disruptive of obstructive of any other tenant or of the Building, (b) keep or permit to be kept any substance in, or conduct or permit to be conducted any operation from, the Premises which might emit offensive odors or conditions into other portions of the building, or make undue noise or create undue vibrations, (c) commit or permit to remain any waste to Premises, (d) install or permit to remain any improvements to the Premises (other than window coverings which have first been approved by

Landlord) which are visible from the outside of the Premises, or exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the Building, or affect the structure integrity of the Building in any way, (e) install any food soft drink or other vending machine in the Premises, or (f) commitment or permit to be committed any action or circumstance in or about the Building which, directly or indirectly, would or might justify any insurance carrier in canceling or increasing the premium on the fire and extend coverage Insurance policy maintained by Landlord on the Building or contents, and if any increase results from any act of Tenant then Tenant shall pay such increase promptly upon demand therefor by Landlord.

                         ARTICLE 13: ACCESS BY LANDLORD

         Landlord, its employees, contractors, agents, and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Premises at all hours (a) to inspect, clean, maintain, repair, replace or alter the Premises or the Building, (b) to show the Premises to prospective purchasers (or, during the last twelve (12) months of the Term, to prospective tenant(s), (c) to determine whether Tenant is performing its obligations hereunder and, if it is not, to perform same at Landlord's option and Tenant's expense or (d) for any other purpose deemed reasonable by Landlord. In an emergency, Landlord (and such persons and firms) may use any means to open any door into or in the Premises without any liability therefor. Entry into the Premises by Landlord or any other person, or firm named in the first sentence of this Article 13 for any purpose permitted herein shall not constitute a trespass or an eviction (constructive or otherwise), or entitle Tenant to any abatement or reduction of Rent, or constitute grounds for any claim (and Tenant hereby waives any claim) for damages for any injury to or interference with Tenants business, for loss of occupancy or quiet employment, or for consequential damages.

                            ARTICLE 14: CONDEMNATION

         If all of the Complex is Taken, or if so much of the Complex is Taken, that in the landlord's opinion, the remainder cannot be restored to and economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking mean landlord's opinion, inadequate to restore the remainder to an economically viable, quality office building,
Landlord may, at its election exercisab1e by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease as of the date of Taking or the date Tenant is Deprived of possession of the Premises (whichever is later). If this Lease is not terminated as a result of a Taking, Landlord shall restore the Premises remaining after the Taking to a Building Standard condition. During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's Share shall be reduced in the proportion that the area of the Premises Taken or otherwise rendered untenantable bears to the area of The Premises just prior to the Taking. If any portion of Base Rent is abated under this Article 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion, thereof shall belong to Landlord, and Tenant hereby assigns to Landlord all of its right, title, interest and Claim to same. Whether or not this Lease is terminated as a consequence of a Taking, all damages or compensation awarded for a partial or total Taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord. Tenant may assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenants moving and relocation expenses, and depreciation to end loss of Tenant's moveable personal property. Tenant shall have no claim against landlord for the occurrence of any taking, or for the termination of this Lease or a reduction in the Premises as a result of any Taking.

                              ARTICLE 15: CASUALTY

         15.1 General. Tenant shall give prompt written notice to Landlord of any casualty to the Complex of which Tenant is aware and any casualty to the Premises. If the Complex or the Premises are totally destroyed, or if the Complex or the Premises are partially destroyed but in Landlord's opinion they cannot be restored to an economically viable, quality office building, or if the insurance proceeds payable to Landlord as a result of any casualty are, in Landlord's opinion inadequate to restore the portion remaining to an economically viable' quality office building, Landlord may, at its election exercisable by the giving of written notice to Tenant within sixty (60) days after the casualty, terminate this Lease as of the date of the casualty or the date Tenant is deprived of possession of the Premises (whichever is later). If this Lease is not terminated as a result of a casualty, Landlord shall (subject to Section 15.2) restore the Premises to a Building Standard condition. During the period of restoration, Base Rent 5hall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenants Share shall be reduced in the proportion that the area of the Premises remaining tenantable after the casualty bears to the area of the Premises just prior to the casualty. If any portion of Base Rent is abated under this Section 15.1, Landlord may elect to extend the expiration date of the Term for the period of the abatement. Except for abatement of Base Rent, if any, Tenant shall have no clean against Landlord for any loss by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building. The proceeds of a11 Insurance carried by Tenant on Tenants furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same. Landlord shall not be required to repair any damage to or to make any restoration of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant

         15.2 Acts of Tenant. Notwithstanding any provisions of this Lease to the Contrary, if the Premises or the Complex are damaged or destroyed as a result of a casualty arising from the acts or omissions of Tenant, or any of Tenant's officers, directors, shareholders, partner, employees, contractors, agents, invitees or representatives, {a) Tenant's obligation to pay Rent and to perform its other obligations under this Lease stroll not be abated, reduced or Altered in any manner, (b) Landlord shall not be obligated to repair or restore the Premises or the Complex, and (c) subject to Section 17.2, Tenant shall be obligated, at Tenant's cost, to repair and to restore the Premises or the Complex to the condition they were in just prior to the damage or destruction under the direction and Supervision of, and to the satisfaction of, Landlord and any Landlords Mortgage.

                    ARTICLE l6: SUBORDINATION AND ATTORNMENT

         16.1 General. This Lease, Tenant's leasehold estate created hereby, and all Tenant's rights, titles and interests hereunder and in and to the Premises are subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Complex. However, Landlord and Landlord's Mortgagee may, at any time upon the giving of Written notice to Tenant and without any compensation or consideration being payable to Tenant, make his Lease, and the aforesaid leasehold estate and rights, titles and interests, Superior to an Mortgage. Upon the written request by Landlord and by Landlord's Mortgagee to Tenant, and Within five (5) days of the date of such request, and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver a recordable instrument confirming that this Lease, Tenant's leasehold estate in the Premises and all of Tenant's rights, titles and interests hereunder are subject and subordinate (or, at the election of Landlord or Landlord's Mortgagee, superior) to the Mortgage benefiting Landlord's Mortgagee.

         16.2 Attornment: Upon the written request of any person or party succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease. No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant's obligations under this Lease, or (b) subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord. Neither Landlord's Mortgagee nor its successor in interest shall be bound by any amendment of this Lease entered into after Tenant has been given written notice of the name and address of Land1ord's Mortgagee and without the written consent of Landlord's Mortgagee or such successor in interest. The subordination, attornment and mortgagee protection clauses of this Article 16 shall be self-operative and no further instruments of subordination attornment or mortgagee protection need be required by any Landlord's Mortgagee or successor in interest thereto. Nevertheless, upon the written request therefor and without any compensation or consideration being payable to Tenant, Tenant agrees to execute, have acknowledged and deliver such instruments as may be requested to confirm the same. Tenant shall from time to time, if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests under this Lease, join with Landlord in amending this Lease so as to meet thee needs or requirements of any lender that is considering making or that has been made a loan secured by all or any portion of thee Complex.

                              ARTICLE 15: CASUALTY


         17.1 General. Tenant shall obtain and maintain throughout the Term the following policies of insurance:

              (a) Commercial general liability insurance with a combined single limit for bodily injure and property damage of not less than One Million Dollars ($l,OOO,0OO) per occurrence and Two Million Dollars ($2,000,000.00) aggregate, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article l8.

              (b) Hazard insurance with special causes of loss, including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacements cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in or on the Premises.

              (c)   Worker's   compensation    insurance   satisfying   Tenant's
         obligations under the workers compensation laws of the State of Utah.

              (d) Such other policy or policies of insurance as Landlord may reasonably require or as Landlord is then requiring from one or more other tenants in the Building.

         Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such liability insurance shall name Landlord, and any other person specified from time to time by Landlord, as an additional insured; such property insurance shall name Landlord as a loss payee as Landlord's interests may appear; and both such liability and property insurance shall be with companies acceptable to Landlord, having a rating of not less than A:XII in the most recent issue Best Key Rating Guide, Property-Casualty. All liability po1icis maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord's agents and employees as a result of the acts or omissions of Tenant. Tent shall furnish Landlord with certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, noncontributing with and not in excess of the coverage which Landlord may carry, and shal1 only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Complex, and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other, or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered. Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Section and to obtain such waiver of subrogation rights endorsements. Any Landlord' Mortgagee may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee's endorsement to the policy concerned.

         17.2 Waiver of Subrogation. Landlord hereby waives all claims, rights of recovery and causes of action that Landlord or any party claiming by, through or under Landlord May now or hereafter have by subrogation or otherwise against Tenant or against any of Tenant's officers, directors, shareholders, members, partners or employees for any loss or damage that may occur to the Complex, the Premises, Tenant's improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence, willful misconduct, or the failure by Tenant to observe any of Tenant's obligations under this Lease (thus including simple negligence of the Tenant or Tenant's officers, directors, shareholders, members, partners or employees), that could have been insured against under the terms of the standard fire and extended coverage insurance policies available in the state where the Complex is located at the time of the casualty; provided, however, that the waiver set forth in this Section 17.2 shall not apply to any deductibles on insurance policies carried by Landlord or to any coinsurance penalty which Landlord might sustain. Tenant hereby waives all claims, rights of recovery and causes of action that Tenant or any party claiming by, through or under Tenant may now or hereafter have by subrogation or otherwise against Landlord or against any of Landlord's officers, directors, members, shareholders, members, partners or employees for any loss or damage that may occur to the Complex, the Premises, Tenant's improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence or willfull misconduct (thus including simple negligence of the Landlord or Landlord's officers, directors, shareholders, members, partners or employees), that could have been insured against under the terms of the fire and extended coverage insurance policies required to be obtained and maintained under Section 17.1, Landlord and Tenant shall cause an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation.

                         ARTICLE 18: TENANT'S INDEMNITY

         Subject to Section 17.2, Tenant shall defend, indemnity and hold harmless Landlord and Landlord's officers, directors, shareholders, members, partners and employees from and against liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys' fees) resulting from any injuries to or death of any person or damage to any property occurring during the Term in or about the Premises.

                ARTICLE l9: THIRD PARTIES; ACTS OF FORCE MAJEURE

         LandLord shall have no liability to Tenant, or to Tenant's officers, directors, shareholders, partners, employees, agents, contractors or invitees, for bodily injury, death, property damage, business interruption, loss of profits, loss of trade secrets or other tenant or such other direct or consequential damages occasioned by (a) the acts or omissions of any other Tenant's officers, directors, shareholders, partners, employees agents, contractors or other invitees within the Complex, (b) Force Majeure, (c) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord and its employees), (d) water leakage, or (e) the repair, replacement, maintenance, damage, destruction or relocation of the Premises.

                          ARTlCLE 2O: SECURITY INTEREST

         As security for Tenant's payment of Rent and performance of all of its other obligations under this Lease, Tenant hereby grants to Landlord a security interest in all property of Tenant now or hereafter placed in the Premises. Landlord, as secured party, shall be entitled to all of the rights, remedies and recourse afforded to a secured party under the Utah Uniform Commercial Code, which rights, remedies and recourse shall be cumulative of all other rights, remedies, recourse, liens and security interests afforded Landlord by law, equity or this Lease. Contemporaneously with the execution of this Lease, Tenant shall execute and deliver, as debtor, promptly upon request and without any compensation or consideration being payable to Tenant, such additional financing statement or statements as Landlord may request. However, Landlord may at any time file a copy of this Lease as a financing statement.

                       ARTICLE 21: CONTROL OF COMMON AREAS

         Landlord shall have the exclusive controL over the Common Areas. Landlord may, from time to time, create different Common Areas, close or otherwise modify the Common Areas, and modify the Building Rules and Regulations with respect thereto.

                          ARTICLE 22: RIGHT TO RELOCATE

         Landlord retains the right and power, to be exercised reasonably and at Landlord's expense, to relocate Tenant within the Building in space which is comparable in size to the Premises and is suited to Tenant's use. Instances when the exercise of Landlord's right and power to relocate Tenant shall be deemed reasonable include, but shall not be limited to, instances where Landlord desires to consolidate the rentable area in the Building to provide Landlord's services more efficiently, or to provide contiguous vacant space for a prospective tenant, Landlord shall not be liable to Tenant for any claims arising in connections with a relocation permitted under this Article 22.

                           ARTICLE 23: QUIET ENJOYMENT

         Provided Tenant has performed all its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the term subject to the provisions of this Lease. Landlord shall warrant and forever defend Tenant's right to occupancy of the Premises against the claims of any and all persons whosoever lawfully claiming the same or any part thereof, by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.

                          ARTICLE 24: DEFAULT BY TENANT

         24.1 Events of Default. Each of the following occurrences shall constitute Event of Default (herein so called):

              (a) The failure of Tenant to pay Rent as and when due hereunder and continuance of such failure for a period of three days after written notice from Landlord to Tenant specifying the failure; provided, however, after Landlord has given Tenant written notice pursuant to this Section 24.1(a) on two separate occasions, Landlord shall not be required to give Tenet any further notice under this Sector 24.l(a);

              (b) The failure of Tenant to perform, comply with or observe any other agreement, obligation or undertaking of Tenant, or any other term, condition or provision in this Lease, and the continuance of such failure for a period of ten (10) days after written notice from Landlord to Tenant specifying the failure;

              (c) The abandonment of the Premises by Tenant or the failure of Tenant to occupy the Premises or any significant portion thereof;

              (d) The filing of a petition by or against Tenant (the teen "Tenant" also meaning for the purpose of this Section 24.1(d), any guarantor of the named Tenant's obligations hereunder) (1) in any bankruptcy or over insolvency proceeding, (2) seeking any relief under the Bankruptcy Code or any similar debtor relief law, (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease, or (4) to reorganize or modify Tenant's capital structure; and

              (e) The admission by Tenant in writing that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

         24.2 Remedies of Landlord. Upon any Event of Default, Landlord may, at Landlord's option and in addition to all other rights, remedies and recourse afforded Landlord hereunder or by law or equity, of any one or more of the following:

              (a) At Landlord's option and without waiving any default by Tenant, Landlord shall have the right to continue this Lease in full force and effect and to collect all Base Rent, Additional Rent, and any other amounts to be paid by Tenant under its Lease as and when due. During any period that Tenant is in default, Landlord shall have the right, pursuant to legal proceedings or pursuant to any notice provided for by law, to enter and take possession of the Premises, without terminating this Lease, for the purpose of reletting the Premises or any part thereof and making any alterations and repairs that may be necessary or desirable in connection with such reletting. Any such reletting or relettings may be for such term or terms (including periods that exceed the balance of the term of this Lease), and upon such other terms, covenants and conditions as Landlord may in Landlord's sole discretion deem advisable. If the rent or rents received during any month and applied as provided above shall be insufficient to cover all such mounts including the Base Rent and any other amounts to be paid by Tenant pursuant to this Lease for such month, Tenant shall pay to Landlord any deficiency; such deficiencies shall be calculated and paid monthly. No entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this lease, unless Landlord gives written notice of such election to Tenant or unless such termination shall be decreed by a court of competent jurisdiction. Notwithstanding any reletting by Landlord without termination, Landlord may at any time thereafter terminate this Leash for such previous default by giving written notice thereof to Tenant.

              (b) Terminate Tenant's right to possession by notice to Tenant, which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Land1ord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenants default, including without limitation the following; (1) all unpaid Rent which has been earned at the time of such termination plus (2) the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (3) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or in addition to or in lieu of the foregoing such damages as may be permitted from time to time under applicable State law. Upon any such re-entry Landlord shall have the right to makes any reasonable repairs, alterations or modifications to the Premises, which Landlord in Landlord's sole discretion deems reasonable and necessary.

              (c) If an Event of Default specified in Section 24.1(c) occurs, Landlord may remove and store any property that remains on the Premises and, if Tenant does not claim such property within ten (10) days after Landlord has delivered to Tenant notice of such storage, Landlord may appropriate, sell, destroy or otherwise dispose of the property in question without notice to Tenant or any other person and without an obligation to account for such property.

         24.3 Payment by Tenant. Upon any Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys' fees, in (a) retaking or otherwise obeying possession of the Premises, (b) removing and storing Tenant's or another occupant's property, (c) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, (d) reletting all or an part of the Premises, (e) paying or performing the underlying obligation which Tenant failed to pay or perform, and (f) enforcing any of Landlord's rights, remedies of recourse arising as a consequence of the Event of Default.

         24,4 Reletting. Upon termination of this Lease or upon termination of Tenant's right to possession of the Premises, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Terms, rental concession, and alterations to and improvements of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due with respect to such reletting. If Landlord relets the Premises, rent Landlord receives from such reletting shall be applied to the payment of; first, any indebtedness from Tenant to Landlord other than Rent (if any); second, all costs, including for maintenance and alterations, incurred by Landlord in reletting; and third, Rent due and unpaid. In no event shall Tenant be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.

         24.5 Landlord's Right to Pay or Perform. Upon an Event of Default, Landlord may, but without obligation to do so and without thereby waiving or curing such Event of Default, pay or perform the underlying obligation for the account of Tenant, and enter the Premises and expend the Security Deposit, if any, and any other sums for such propose.

         24.6 No Waiver, No Implied Surrender. Provisions of this Lease may only be waived by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or another Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourse of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provisions hereof, or of any subsequent breach by Tenant of the same or any other provision hereof. Landlord's consent to any act by Tenant requiring Landlord's consent shall not be deemed to render unnecessary the obtaining of Landlord's consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord's execution of a document acknowledging such surrender) or Landlord's agents, including the delivery of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises.

                         ARTICLE 25: DEFAULT BY LANDLORD

         Landlord shall not be in default under this Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord and (provided that Tenant shall have been given the name and address of Landlord's Mortgagee) Landlord's Mortgagee written notice thereof specifying, with reasonable particularity, the nature of Landlords failure. If, however, the failure cannot reasonably be cured within the thirty (30) day period, Landlord shall not be in default hereunder if Landlord or Landlord's Mortgagee commences to cure the failure within the thirty (30} days and thereafter pursues the curing of same diligently to completion. If Tenant recovers a money judgment against Landlord for Landlord's default of its obligations hereunder or otherwise, the judgement shall be limited to Tenant's actual direct, but no consequential, damages therefor and shall be satisfied only out of the interest of Landlord in the Complex as the same may then be encumbered, and Landlord shall not otherwise be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Complex. The foregoing shall not limit any right that Tenant might have to obtain specific performance of Landlord's obligations hereunder.

                        ARTICLE 26: RIGHT OF RE-ENTRY

         Upon the expiration or termination of the Term for whatever cause, or upon the exercise by Landlord of its right to reenter the Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Premises in "broom clean" and good order, condition and repair, except only for ordinary wear and tear, damage by casualty not covered by Section 15.2 and repairs to be made by Landlord pursuant to Section 15.1. If Tenant is in default under this Lease, Landlord shall have alien on such personal property, trade fixtures and other property as set forth in Section 38-3-1, et seq., of the Utah Code Ann. (Or any replacement provision). Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease. All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition. Tenant stall not be released from Tenant's obligations under this Lease in correction with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release. While Tenant remains in possession of the Premises after such expiration, termination or exercise by Landlord of its re-entry right. Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all of the obligations of Tenant under this Lease, except that the daily Rent shall be twice the per-day Rent in effect immediately before such expiration, termination or exercise by Landlord. No such holding over shall extend the Term. If Tenant fails to surrender possession of the Premises in the condition herein required, Landlord may, at Tenant's expense, restore the Premises to such condition.

                         ARTICLE 27: GENERAL PROVISIONS

         27.1 Independent Obligations; No Offset. The obligations of Tenant to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien against the Complex or to withhold, deduct form or offset against any Rent or other sums to be paid to Landlord by Tenant.

         27.2 Time of Essence. Time is of the essence with respect to each date or tine specified in this Lease by which an event is to occur.

         27.3 Applicable Law. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH. ALL MONETARY AND OTHER OBLIGATIONS OF LANDLORD AND TENANT ARE PERFORMABLE IN THE COUNTY WHERE THE COMPLEX IS LOCATED.

         27.4 Assignment by Landlord. Landlord shall have the right to assign, in whole or in part, any or all of its rights, titles or interests in and to the Complex or this Lease and, upon any such assignment, Landlord shall be relieved of all unaccrued liabilities and obligations hereunder to the extent of the interest so assigned.

         27.5 Estoppel Certificates; Financial Statements. Tenant shall, from time to time and within ten (10) days of written request from either Landlord of Landlord's Mortgagee, and without compensation or consideration execute, have acknowledged and deliver a certificate setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and expiation date, (c)
that this lease is in fill force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated)
(d) that this Lease, as modified, supplemented or amended (if such is the case) constitutes the complete agreement between Landlord and Tenant with respect to the Premises, the Building, and the Complex and that Tenant does not hold an option to purchase the Complex or any interest therein, (e) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (f) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (g) whether within the knowledge of Tenant there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity; (h) the amount of advance Rent, if any (or none if such is the case), paid by Tenant, (i) the date to which Rent has been paid; (j) the amount of the Security Deposit, if any, and {k) such other information as Landlord or Landlord's Mortgagee may Request. Landlord's Mortgagee and purchasers from either Landlord's Mortgagee or Landlord shall be entitled to rely on any estoppel certificate executed by Tenant. Tenant shall, within ten (1O) days after Landlord's request, furnish to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.

         27.6 Signs, Building Name and Building Address. Landlord may, from time to time at its discretion, maintain any and all signs anywhere in the Complex, and may change the name and street address of the Complex. Tenant shall not use the name of the Building for any purpose other than as the address of the building for the business to be conducted by Tenant from the Premises.

         27.7 Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall either be mailed by first class United States mail, postage prepaid registered or certified with return receipt requested, and addressed as set forth in this Section 27.7, or delivered in person to the intended addressee, or sent by prepaid telegram, cable or telex followed by a confirmatory letter. Notice mailed in the aforesaid manner shall become effective three (3) business days after deposit; notice given in any other manner, and any notice given to Landlord, shall be effective only upon receipt by the intended addressee. For the purposes of notice, the address of
(a) Landlord shall be at the Building manager's office at the Buildings manager's office at 5152 North Edgewood Drive, Suite 350, Provo, Utah 84604, and
(b) Tenant shall be, prior to the Commencement Date, the address recited on the signature page hereof, and after the Commencement Date, the Premises. Each party shall have the continuing right to change its address for notice hereunder by the giving of fifteen (15) days' prior written notice to the other party in accordance with this Section 27.7.

         27.8 Entire Agreement, Amendment and Binding Effect. This Lease constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated. This Lease may be amended only by a written document duly executed by Landlord and Tenant (and, if a Mortgage is then in effect, by the Landlord's Mortgagee entitled to the benefits thereof), and any alleged amendment which is not so documented shall not be effective as to either party. The provision of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns, provided, however, that this Section 278 shall not negate diminish or alter the restrictions on Transfer applicable to Tenant set for elsewhere in this Lease.

         27.9 Severability. This Lease is intend to be performed in accordance with and only to the extent permitted by all Legal Requirements. If any
provision  of  this  Lease  or  the   application   thereof  to  any  person  or
circumstances shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the validity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         27.10 Number and Gender, Captions and References. As the context of this Lease may require, pronoun shall include nuteral persons and legal entities of every kind and character, the singular number shall include the plural, and the neuter shall include the masculine and the feminine gender. Section headings in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define any section hereof. Whatever the terms "Hereof," "hereby," "herein," "hereunder" or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision unless the context specifically indicates to the contrary. Any reference to a particular "Section" shall be construed as referring to the indicated section of this Lease.

         27.11 Attorney's Fees. In the event either party commences a legal proceeding to enforce any of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorney fees and costs from the other party, to be fixed by the court in the same action. "Legal proceedings" includes appeals from a lower court judgement as well as proceedings in the Federal Bankruptcy Court ("Bankruptcy Court'], whether or not they are adversary proceedings or contested matters. The "prevailing party" (a) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceedings or contested matter, or in other actions taken by the non-bankruptcy party which are reasonably necessary to protect its rights under this Lease, and (b) as used in the context of proceedings in any court other than the Bankruptcy Court, means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought; so that, for example, the prevailing party may be a party which is ordered to pay One Hundred Dollars ($100) where the obligation to pay Eighty Dollars ($80) was undisputed and the claiming party alleged that it was entitled to One Thousand Dollars ($1,000).

         27.12 Brokers. Tenant and Landlord hereby warrant and represent unto the other that it has not incurred or authorized any brokerage commission, finder's fees or similar payments in connection with this lease, other than that which is due to NA, which payment shall by paid by NA. Each party shall defend, indemnify and hold the other harmless from and against any claim for brokerage commission, finder's, fees or similar payment arising by virtue of authorization of such party, or any affiliate of such party, in connections with this Lease.

         27.13 Interest on Tenant's Obligations. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.

         27.14 Authority. The person executing this Lease on behalf of Tenant personally warrants and represents to Landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Utah, (b) Tenant has full right and authority to execute, deliver and preform this Lease,
(c) the person executing this Lease on behalf of Tenant was authorized to do so,



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and (d)  upon  request  of  Landlord,  such  person  will  deliver  to  Landlord satisfactory evidence of his or her authority to execute this Lease on behalf of Tenant.

         27.15 Recording. Neither this Lease (including any Exhibit hereto) nor any memorandum hereto shall be recorded without the prior written consent of Landlord.

         27.16 Exhibits. All Exhibit and written addenda hereto are incorporated herein for any and all purposes.

         27.17 Multiple Counterparts. This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

         27.18 Miscellaneous, Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition. Venue on any action arising out of this Lease shall be proper only in the District Court of Utah County, State of Utah. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises. The submission of this Lease to Tenant is not an offer to lease the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.


         EXECUTED as of the date and year above first written.

         TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT AS TO THE CONDITION OF THE PREMISES, EITHER EXPRESSED OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANTS INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN), SET OFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.


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